UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 19, 2026

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.
001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

WISCONSIN ELECTRIC POWER COMPANY

ITEM 8.01 OTHER EVENTS.

On August 19, 2026, Wisconsin Electric Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $300,000,000 aggregate principal amount of 5.10% Debentures due June 15, 2036 (the “2036 Debentures). The 2036 Debentures are being issued and sold by the Company in an offering registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, Registration No. 333-279581 (the “Registration Statement”). The 2036 Debentures are part of the same series of debt securities as the $400,000,000 5.10% Debentures due June 15, 2036 issued by the Company on June 4, 2026 (the "Original 2036 Debentures," and together with the 2036 Debentures, the "Debentures"). Upon completion of this offering, aggregate principal amount of outstanding Debentures was $700,000,000. The exhibits filed herewith under Item 9.01 are incorporated by reference as part of the Registration Statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

1.1	Underwriting Agreement, dated August 19, 2026, among the Company and BofA Securities, Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC, and U.S. Bancorp Investments, Inc. as representatives of the several underwriters, relating to $300,000,000 aggregate principal amount of the Company’s 5.10% Debentures due June 15, 2036.

4.1	Securities Resolution No. 26 of the Company, effective as of June 1, 2026, under the Indenture for Debt Securities, dated as of December 1, 1995, between the Company and U.S. Bank Trust Company, National Association (as successor to Firstar Trust Company), as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 4, 2026).

5.1	Opinion of Joshua M. Erickson, Vice President and Deputy General Counsel.

23.1	Consent of Joshua M. Erickson, Vice President and Deputy General Counsel (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

Date: August 24, 2026	/s/ William J. Guc
William J. Guc — Vice President and Controller